Exhibit 10.2

CUMMINGS PROPERTIES, LLC

STANDARD FORM

COMMERCIAL LEASE03030131-AFA

In consideration of the covenants herein contained, Cummings Properties, LLC (“LESSOR”), does hereby lease to AdvanDx, Inc. (a DE corp.), 222 Partridge Lane, Concord, MA 01742 (“LESSEE”), the following described premises (“the leased premises”): approximately 1,426 square feet (including 14.7% common area) at 25-K Olympia Avenue, Suite 600, Woburn, MA 01801, TO HAVE AND HOLD the leased premises for a term of two (2) years commencing at noon on April 1, 2003 and ending at noon on March 30, 2005 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises or any portion thereof.

1.RENT. LESSEE shall pay to LESSOR base rent at the rate of thirty two thousand seven hundred ninety eight (32,798) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $2,733.16 on the first day in each calendar month. The first monthly payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE’s execution of this lease. All payments shall be made to LESSOR or agent at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as LESSOR shall from time to time in writing designate. If the “Cost of Living” has increased as shown by the Consumer Price Index (Boston, Massachusetts, all items, all urban consumers), U.S. Bureau of Labor Statistics, the amount of base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due on January 1 of each year during the lease term. The base month from which to determine the amount of each increase in the Index shall be January 2003 which figure shall be compared with the figure for November 2003 and each November thereafter to determine the percentage increase (if any) in the base rent to be paid during the following calendar year. In the event the Consumer Price Index as presently computed is discontinued as a measure of “Cost of Living” changes, any adjustment shall then be made on the basis of a comparable index then in general use.

2.SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit in the amount of eight thousand (8,000) U.S. dollars upon the execution of this lease by LESSEE, which shall be held as security for LESSEE’s performance as herein provided and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’s satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the lease. In the event of any default or breach of this Lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of the lease, LESSEE shall restore said deposit forthwith. LESSEE’s failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. Until such time as LESSEE pays the security deposit and first month’s rent, LESSOR may declare this lease null and void for failure of consideration.

3.USE OF PREMISES. LESSEE shall use the leased premises only for the purpose of executive and administrative offices and laboratory space.

4.ADDITIONAL RENT. LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an increase in the tax rate or the assessment on the property, or a change in the method of determining real estate taxes. LESSEE shall make payment within 10 days after receipt of any invoice from LESSOR, and any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase in taxes shall be the rate and the assessment in effect as of July 1, 2002.

5.UTILITIES. LESSOR shall provide equipment per LESSOR’s building standard specifications to heat the leased premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate from time to time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises and/or as a proportionate share of the utility charges for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building.

6.COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, improper, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker’s Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE’s use and occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

7.FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days of its intention to restore the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE’s property or equipment.

8.FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation from time to time made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR’s insurer, or any similar entity. LESSEE shall on demand reimburse LESSOR and all other tenants all extra insurance premiums caused by LESSEE’s use of the leased premises. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE’s customary non-business days or hours, or cause or allow the utilities serving the leased premises to be terminated.

9.SIGNS. LESSEE, at LESSEE’s expense, shall erect promptly upon commencement of this lease, and then maintain signage for the leased premises in accordance with building standards for style, size, location, etc. now or hereafter made by LESSOR. LESSEE shall obtain the prior written consent of LESSOR before erecting any sign on the leased premises, which consent shall include approval as to size, wording, design and location. LESSOR may at LESSEE’s expense remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease.

10.MAINTENANCE OF PREMISES. LESSOR will be responsible for all structural maintenance of the leased premises and for the normal day time maintenance of all space heating and cooling equipment,

sprinklers, doors, locks, plumbing, and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or others, and chemical, corrosion, or water damage from any source. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the term or as they may be put in with LESSOR’s written consent during the term of this lease, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE shall at all times properly control and vent all solvents, degreasers, radioactive materials, smoke, odors, and any other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area as defined below to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building which results from the discharge or use of any substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine type space, the floor capacity of such space is suitable only for office use, light storage or assembly work. LESSEE will protect any carpet with plastic or Masonite chair pads under any rolling chairs. Unless heat is provided at LESSOR’s expense, LESSEE shall maintain sufficient heat to prevent freezing of pipes or other damage. Any increase in air conditioning equipment or electrical capacity, or any installation or maintenance of any “non-building standard” leasehold improvements or equipment which is necessitated by some specific aspect of LESSEE’s use of the leased premises, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE’s sole responsibility, at LESSEE’s expense, and subject to LESSOR’s prior written consent. All maintenance provided by LESSOR shall be during LESSOR’s normal business hours.

11.ASSIGNMENT OR SUBLEASING. LESSEE shall not assign this lease or sublet or allow any other entity or individual to occupy the whole or any part of the leased premises without LESSOR’s prior written consent in each and every instance. In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or subletting, an additional security deposit shall be paid to and held by LESSOR. In the event LESSEE notifies LESSOR in writing of its desire to assign or sublet the leased premises, LESSOR shall have the option to terminate this lease, at an effective date to be determined by LESSOR, upon written notice to LESSEE. Notwithstanding LESSOR’s consent to any assignment or subleasing, LESSEE and GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease.

12.ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make nonstructural alterations with LESSOR’s prior written consent. All such allowed alterations shall be at LESSEE’s expense and shall conform with LESSOR’s construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, including any maintenance or repairs LESSEE is required but has failed to do, LESSEE will promptly pay any just invoice. LESSEE shall obtain a lien waiver from any contractor it employs prior to commencement of any work. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR. Any alterations completed by LESSOR or LESSEE shall be LESSOR’s building standard unless noted otherwise. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs, or walkways, or otherwise alter common areas or the exterior of the building.

13.LESSOR’S ACCESS. LESSOR and its agents and designees may at any reasonable time enter to view the leased premises; to show the leased premises to others; to make repairs and alterations as LESSOR or its designee should elect to do for the leased premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, to make repairs which LESSEE is required but has failed to do.

14.SNOW REMOVAL. The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, steps and loading areas serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of ~~LESSEE~~.* Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE’s employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.

*LESSOR

15.ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, corridors, walkways, elevators or other common areas (herein collectively called the common areas) shall in all cases be considered a part of the leased premises when they are used by LESSEE or LESSEE’s employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to the building. No unattended parking will be permitted between 7:00 PM and 7:00 AM without LESSOR’s prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE’s sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE’s employees, agents, callers or invitees, at any time. LESSOR does not provide and shall not be responsible for providing any security services.

16.LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the leased premises (including any common areas that are considered part of the leased premises hereunder) from whatever cause arising, and damage to property, including damage by fire or other casualty, to whomsoever belonging, arising out of the use, control, condition or occupation of the leased premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney’s fees caused by or in any way growing out of any matters aforesaid, except for death, personal injuries or property damage directly resulting from the sole negligence of LESSOR.

17.INSURANCE. LESSEE will secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas that are considered part of the leased premises hereunder) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 in the case of any one accident involving bodily injury (including death), and $1,000,000 against any claim for damage to property. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be considered excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days prior written notice to each insured. In the event LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance at LESSEE’s expense.

18.BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease, and LESSEE agrees to indemnify LESSOR against any brokerage claims arising by virtue of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connection with the letting of the leased premises. In the event either party elects to employ a broker or third person on its behalf for any extension, renewal, or expansion of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker or third person.

19.SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage.

20.DEFAULT AND ACCELERATION OF RENT. In the event that: (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’s property; (b) LESSEE shall default in the observance or performance of any of LESSEE’s covenants, agreements, or obligations hereunder, and such default shall not be corrected within 10 days after written notice thereof; or (c) LESSEE vacates the leased premises, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE’s effects, without being guilty of any manner of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the security deposit, rent, taxes, or substantial invoice from LESSOR or LESSOR’s agent for goods and/or services or other sum herein specified, and such default shall continue for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the entire balance of rent due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waiving any default, may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations for the payment of money in connection therewith, such sums paid or obligations incurred, plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If any rent or other payment is not received by LESSOR within five days after such payment is due, then LESSEE shall pay LESSOR a late charge equal to one percent of such overdue payment or $35, whichever is greater. LESSEE shall also pay LESSOR interest at the rate of 18 percent per annum on any payment from LESSEE to LESSOR which is past due.

21.NOTICE. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when left at the leased premises, or served by constable, or sent to the leased premises or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, MA 01801 or at LESSOR’s last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in the service of any notice.

22.OCCUPANCY. In the event that LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE will perform and observe all of its covenants from the date upon which it takes possession. LESSEE shall not remove LESSEE’s goods or property from the leased premises other than in the ordinary and usual course of business, without having first paid LESSOR all rent which may become due during the entire term of this lease. LESSOR may require LESSEE to relocate to another similar facility upon prior written notice to LESSEE and on terms comparable to those herein. In the event that LESSEE continues to occupy or control all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all other terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease immediately prior to termination or LESSOR’s then current published rent for the leased premises, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and is of greater rental value. LESSEE’s control or occupancy of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE’s occupancy for an entire additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR’s acceptance of any payments from LESSEE during such extended occupancy shall not alter LESSEE’s status as a tenant at sufferance.

23.FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire, and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs, and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR’s insurer or any similar entity.

24.OUTSIDE AREA. Any goods, equipment, or things of an type or description held or stored in any common area without LESSOR’s prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE’s expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE’s expense by whichever disposal firm LESSOR may designate from time to time. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE’s proportionate share of any costs associated therewith.

25.ENVIRONMENT. LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service if determined necessary by LESSOR. LESSEE agrees to maintain efficient and effective devices for preventing damage to plumbing and heating equipment from solvents, degreasers, cutting oils, propellants, acids, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage in any way associated with the use, storage and/or disposal of same by LESSEE.

26.RESPONSIBILITY. Neither LESSOR nor OWNER shall be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage, flooding or escape of water in any form or from any source, or for the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, or due to any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the building, or due to any change in any utility or service provider, or any cause beyond LESSOR’s immediate control.

27.SURRENDER. On or before the termination of this lease, LESSEE shall remove all of LESSEE’s goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices, partitions, window blinds, floor coverings (including computer floors), plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in at least the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR’s written consent, reasonable wear and tear only excepted. Any of LESSEE’s property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE’s expense; retain same under LESSOR’s control; sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder; or destroy same. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

28.GENERAL. (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof.  (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while lessor or owner of the leased premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court within the commonwealth of Massachusetts. (d) If LESSOR is acting under or as agent for any trust or corporation, the obligations of LESSOR shall be binding upon the trust or corporation, but not upon any trustee, officer, director, shareholder, or beneficiary of the trust or corporation individually. (e) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (f) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties or as otherwise provided herein, and no other subsequent oral or written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE’s intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises, except where a delay in delivery is caused in any way by LESSEE, shall be LESSEE’s sole remedy. (j) Neither the submission of this lease form or any amendment hereof, nor the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option or receive LESSOR’s consent as provided for herein if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No restriction, condition or other endorsement by LESSEE on any check, nor LESSOR’s deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR’s rights under this lease. (o) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of this lease. (p) LESSEE shall pay LESSOR for legal and administrative expenses incurred by LESSOR in connection with any consent requested by LESSEE or in enforcing any or all obligations of LESSEE under this lease. (q) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use, or alteration of the building, its facilities and approaches and for the administration of this lease, and will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. (r) See attached Rider to Lease for additional provisions.

29.SECURITY AGREEMENT. LESSEE hereby grants LESSOR continuing interest in all existing or hereafter acquired property of LESSEE in any of LESSOR’s buildings to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease or any subsequent lease between the parties. This provision shall survive termination of this lease, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE’s obligations under this lease or any subsequent lease shall be a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. LESSEE agrees to execute a UCC-1 Financing Statement and any other financing agreement as requested by LESSOR in connection with this security interest.

30.WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR to or of any breach of any covenant, condition or duty of LESSEE shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE’s obligations are joint or partnership and also several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

31.AUTOMATIC FIVE-YEAR EXTENSIONS. This lease including all terms, conditions, escalations, etc. shall be automatically extended for additional successive periods of five years each unless LESSOR or LESSEE shall [can’t read the text] other party’s option not to so extend the lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the then current lease period. Time is of the essence.

PARAGRAPH 31 DOES NOT APPLY

IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this __9_ day of ____April, 2003.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ADVANDX, INC.

By:	illegible signature	By:	/s/ Henrik Stender
	Duly Authorized		Duly Authorized

		Print Name:	Henrik Stender

REV. 04/02

GUARANTY

IN CONSIDERATION of Cummings Properties, LLC making this lease with LESSEE at the request of the undersigned (GUARANTOR) and in reliance on this guaranty, GUARANTOR hereby personally guarantees the prompt payment of rent by LESSEE and the performance by LESSEE of all terms, conditions, covenants and agreements of the lease, any amendments thereto and any extensions or assignments thereof, and the undersigned promises to pay all expenses, including reasonable attorney’s fees, incurred by LESSOR in enforcing all obligations of LESSEE under the lease or incurred by LESSOR in enforcing this guaranty. LESSOR’S consent to any assignments, subleases, amendments and extensions by LESSEE or to any compromise or release of LESSEE’S liability hereunder, with or without notice to the undersigned, or LESSOR’S failure to notify the undersigned of any default and/or reinstatement of the lease by LESSEE, shall not relieve the undersigned from liability as GUARANTOR. IN WITNESS WHEREOF, the undersigned GUARANTOR has hereunto set his/her/its hand and common seal, intending to be legally bound hereby this __9  day of ____April, 2003.

/s/ Henrik Stender		Address:	222 Partridge Ln
Signature
Concord, MA 01742

Print name:	Henrik Stender

CUMMINGS PROPERTIES, LLC

STANDARD FORM	03030131-AFA-7

RIDER TO LEASE

The following additional provisions are incorporated into and made a part of the attached lease:

A.CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shall govern.

B.SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by SESD regulations, and LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance by LESSEE with such regulations.

C.ACTIVITY AND USE RESTRICTION. With respect to leases at Cummings Center in Beverly and 10 and 18 Commerce Way in Woburn (only), and except as provided below, the following activities and uses are expressly prohibited at the property of which the leased premises are a part: residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notices of Activity and Use Limitation providing further information have been recorded at the Essex South Registry of Deeds and the Middlesex South Registry of Deeds, respectively, as well as recorded amendments authorizing both child care and a public elementary school in specific locations at Cummings Center.

D.REMEDIES. Notwithstanding Section 20 above, in the event the entire balance of rent due under this lease becomes due and payable as liquidated damages, said amount shall be discounted to its net present value as of the date of LESSOR’S notice of default, using the published prime rate then in effect. Furthermore, LESSEE’S covenants under this lease shall be independent of LESSOR’S covenants, and LESSOR’S failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease.

E.PARKING. LESSEE shall be entitled to use, in common with others, a proportionate share of the total number of common area parking spaces provided for the building (based on square footage leased by LESSEE as compared with the total leasable square footage of the building). The number of spaces used by LESSEE’S employees, agents and invitees shall not at any time exceed LESSEE’S proportionate share of the total spaces for the building. For purposes of determining LESSEE’S compliance with this paragraph at any time, the number of spaces used by LESSEE shall be presumed to equal the number of persons who are then present at the leased premises.

AU	LESSOR
HS	LESSEE

03030131-AFA-7

RIDER TO LEASE

(Continued)

F.RECORDING AND SECURITY. Although LESSOR may choose at any time to record activities at the building with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, written or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures, or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE’S property, against the criminal or wrongful acts of third parties. Additionally, LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives, and (acknowledging that security devices or measures may fail or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction), agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.

G.ELECTRIC SERVICE. With respect to leases at Cummings Center in Beverly (only), LESSEE agrees that in the event its average electricity use at the leased premises is expected to exceed 200 kW of demand per month during the term of this lease, it will not self-generate or co-generate at the leased premises during the term of this lease or any extension(s) hereof.

H.* LESSOR, at LESSOR’S cost, shall modify the leased premises according to a mutually agreed upon plan attached hereto before or about the time LESSEE takes possession of the leased premises.

I.* Notwithstanding monthly rent as provided in Section 1 above, LESSEE may deduct $356.50 per month from each monthly rental payment due from April 1, 2003 through March 30, 2004 (only), provided LESSOR receives each such monthly payment on or before the first day of the month for which that rent is due and LESSEE is not otherwise in default of the lease or in arrears of any rent or invoice payments. Time is of the essence.

J.* At any one time during the initial term of this lease, provided LESSEE is not then in default of this lease or in arrears of any rent or invoice payments, LESSEE shall have the option to lease larger similar space of approximately 3,000 square feet. LESSEE shall give LESSOR written notice of such requirement for larger space, and shall then execute LESSOR’S then current standard form lease or amendment to lease for such larger space in the same or other buildings of LESSOR at LESSOR’S then current published rates for a term equivalent to the initial term of this lease within three business days of LESSOR’S written notice to LESSEE that said larger space will be available. If LESSOR does not offer such larger similar space within six months after receipt of written notice from LESSEE, then LESSEE shall have the option within 30 days thereafter to terminate the unexpired portion of this lease, without penalty, by serving LESSOR with 30 days written notice to that effect. Cancellation of the lease shall be LESSEE’S exclusive remedy for any failure by LESSOR to offer such larger similar space or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.

K.* With reference to Section 25 above, no hazardous materials or hazardous wastes shall be used, processed, stored, or disposed of in any manner or form within the leased premises or any extension thereof in violation of any applicable local, state, or federal law, rule or regulation. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR harmless from any and all liability, damage or personal injury associated with any use, processing, storage, or disposal of such materials.

AU	LESSOR
HS	LESSEE

03030131-AFA-7

RIDER TO LEASE

(Continued)

L.LESSEE warrants and represents that it does not intend to use, process, store or dispose of any hazardous materials, hazardous substances or chemicals at the leased premises except those described in the attached (“Exhibit A”), and further that the use, processing, storage or disposal of the chemicals in the quantities described in Exhibit A shall not create any chemical, biological or other contamination at the leased premises. LESSEE shall warrant to LESSOR in writing semiannually on or before each January 1 and July 1 that its procedures for storage and handling of chemicals have not changed in any way and that the quantities have not increased. If, however, the quantities of chemicals or the procedures for storage or handling of chemicals at the leased premises change in any way from the quantities or procedures set forth in Exhibit A such that LESSOR shall reasonably determine in good faith, that the risk of contamination of the leased premises or violation of law by LESSEE has been materially increased, then the following Paragraphs M and N shall apply.

M.Prior to the termination date of the lease, LESSEE, at LESSEE’S sole expense, shall engage an independent and certified industrial hygienist (“the CIH”) to prepare a decontamination work plan for the leased premises in accordance with all CIH professional standards and all applicable laws to address all conditions arising out of LESSEE’S tenancy. LESSEE shall submit said plan to LESSOR for LESSOR’S review and consent. LESSEE shall then complete all measures specified in said plan, including testing and cleaning of all surfaces, HVAC equipment, ductwork, and other building components recommended therein. The CIH shall certify that as of the termination date of the lease, the entire leased premises and any extension thereof used in any way by LESSEE is free from any harmful chemical, biological, radioactive or other contamination arising out of LESSEE’S tenancy, in accordance with all applicable CIH professional standards and all applicable laws. Said certification shall confirm the clean condition of all HVAC equipment, ductwork, plumbing fixtures, drains, tanks, mechanical systems, cabinetry, casework, pH adjustment tanks, acid neutralization equipment, all other surfaces, and the indoor air quality at the leased premises, and shall specify that there are no restrictions on future use and occupation by others. Time is of the essence. (This paragraph will apply in the event the quantities of chemicals or the procedures for storage or handling of chemicals at the leased premises change in any way from the quantities or procedures set forth in Exhibit A such that LESSOR has reasonably determined that the risk of contamination of the leased premises or violation of law by LESSEE has been materially increased in accordance with Paragraph L above.)

AU	LESSOR
HS	LESSEE

W04130215-SNH-D

N.LESSEE shall provide LESSOR with a standard performance bond, financial guaranty bond or letter of credit in an amount not less than $25,000, and in a form satisfactory to LESSOR’S counsel, to secure LESSEE’S performance of its obligations under Paragraph M above, within 30 days after LESSOR’S written notice to LESSEE to that effect. Time is of the essence. (This paragraph will apply in the event the quantities of chemicals or the procedures for storage or handling of chemicals at the leased premises change in any way from the quantities or procedures set forth in Exhibit A such that LESSOR has reasonably determined that the risk of contamination of the leased premises or violation of law by LESSEE has been materially increased in accordance with Paragraph L above.)

O.LESSEE’S maintenance obligations as provided in Section 10 above shall specifically include, without limitation, semiannual inspections, and repair and replacement as needed, of all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment, and drain lines into which said tanks and equipment discharge; backflow preventers; air filters; and all other exhaust and intake fan components, including belts. LESSEE shall be responsible for ail maintenance and repairs of said equipment, both routine and otherwise, including semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in pH adjustment tanks. LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems provided and maintained by LESSOR are intended and sized only for office use, and any maintenance or additional equipment necessitated by LESSEE’S use of and operation at the leased premises shall be at LESSEE’S sole expense. LESSEE agrees that all wastewater discharged from the leased premises shall be neutralized to a pH of 7.0±, or, in the case of deionized water, shall be appropriately diluted or treated, and shall fully comply with all applicable state and local statutes, codes, regulations and/or ordinances.

P.* LESSEE shall notify LESSOR in writing upon LESSOR’s request and 30 days prior to the expiration of the lease term of LESSEE’S compliance with its inspection and maintenance obligations as stated above.

Q.* The preceding two paragraphs regarding LESSEE’s maintenance responsibility are a key consideration of this lease.

R.LESSEE acknowledges and agrees that certain non-building standard HVAC and other equipment shall be used to serve the leased premises in common with the other facilities at 25-K Olympia Avenue. LESSEE shall pay LESSOR a proportionate share of any fees and charges relating to use of such equipment.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ADVANDX, INC.

By:	illegible signature	By:	/s/ Henrik Stender
	Duly Authorized		Duly Authorized

Date:	4/9/03	Print Name:	Henrik Stender
11/2002

W04130215-SNH-D

CUMMINGS PROPERTIES, LLC
STANDARD FORM

W02100077-SFC-E

AMENDMENT TO LEASE #6

In connection with a lease in effect between the parties at 400 TradeCenter, Suite 6990, Woburn, Massachusetts, fully executed on April 9, 2003 and currently terminating on January 30, 2015 and in consideration of the mutual benefits to be derived herefrom. Cummings Properties, LLC, LESSOR, and AdvanDx, Inc., LESSEE, hereby agree to amend said lease, including its terms, conditions, covenants and obligations (“terms”), as follows:

1.	Effective March 1, 2010, base rent shall be changed to three hundred eighteen thousand eight hundred twenty five (318,825) dollars per year or $26,568.75 per month.
2.

Effective March 1, 2010, the base month from which to determine the amount of each annual increase in the “Cost of Living” shall *~~be~~ November 2009, which figure shall be compared with the figure for November 2010, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year. Notwithstanding anything to the contrary in the lease, the “Cost of Living” increase during each calendar year of the lease term through January 30, 2015 (only) shall be the percentage increase as determined in accordance with Sections 1 and 2 hereof and Section 1 of the lease, less one percent.

*remain

3.

LESSEE acknowledges that, notwithstanding Section 26 of Lease Extension #3 (“LE3”), LESSOR shall apply the $30,300 cash security deposit toward the $30,969 of outstanding charges provided for in Additional Work Authorizations numbered 2, 4, 5, 7 and 8 attached hereto. LESSEE further acknowledges that the remaining $669 balance of said outstanding charges, together with the $150,000 outstanding balance of the Non-Standard Charges provided for in Section 10 of LE3 (collectively, the “Amortized Charges”), have been incorporated into the base rent set forth in Section 1 above.

4.

The parties acknowledge and agree that (a) the Completion Date provided for in Section 8 of LE3 shall be February 1, 2010, and (b) notwithstanding Section 1 of LE3, the current lease expiration date is January 30, 2015.

5.

LESSEE acknowledges that LESSOR has remeasured Suite 6990 in accordance with Section 11 of LE3 and that effective February 1, 2010, (a) the size of Suite 6990 shall be decreased to approximately 12,460 square feet (including 15.6% common area), and (b) the size of the area attributable to the monthly discount provided for in Section 25 of LE3 shall be decreased to 1,593 square feet. Accordingly, monthly rent for the month of February 2010 is changed to $23,362.50, and said monthly discount shall be changed to $2,987.21 effective February 1, 2010. All other terms of said Section 25 shall continue to apply.

6.

Pursuant to Section 18 of LE3, effective March 1, 2010, the size of the premises shall be increased by approximately 310 square feet with the addition of 100 TradeCenter, Suite P-650 (“P-650”). The premises shall thereafter consist of approximately 12,460 square feet (including 15.6% common area) at Suite 6990 and approximately 310 square feet (without common area) at Suite P-650.

W04130215-SNH-D

7.

* Notwithstanding Sections 3 and 5 of the lease, Suite P-650 shall be used for inactive storage (only), and accordingly, no heating or air conditioning shall be provided there. LESSEE agrees to take possession of P-650 in “as is” condition.

8.

* Notwithstanding base rent as provided in Section 1 above, annual base rent for the purpose of computing any “Cost of Living” adjustment effective January 1, 2011 through January 30, 2015 (only) shall be $280,350. The amount of any adjustment shall, however, be added to the annual base rent of $318,825, and shall otherwise be in accordance with Section 1 of the lease and Sections 1 and 2 above.

9.

Notwithstanding anything to the contrary in the lease, provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of the lease, LESSEE may, on the first day of any calendar month prior to January 2015, pre-pay the entire then-outstanding Beginning Balance of the Amortized Charges (the “Pay-Off Amount”) as set forth in the mutually agreed upon schedule attached hereto as Exhibit A. On the first day of the applicable calendar month, LESSEE shall pay (a) the then-current monthly rent due less $3,206.28, and (b) the Pay-Off Amount by bank check, certified check, cash or wire transfer, and otherwise in full accordance with Section 1 of the lease. Upon LESSEE’S full payment of the Pay-Off Amount in accordance with this section, LESSEE’S monthly rent shall be reduced by $3,206.28 per month effective the first calendar month following the month in which LESSEE pays the Pay-Off Amount to LESSOR. Time is of the essence.

This amendment shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the terms herein shall control and supersede any earlier, provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this amendment to be executed this 18th day of March, 2010.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ADVANDX, INC.

By:	illegible signature	By:	/s/ Thais T. Johanson
	Duly Authorized		Duly Authorized

		Print Name:	Thais T. Johanson

		Title:	CEO

06/09

W04130215-SNH-D

CUMMINGS PROPERTIES, LLC
STANDARD FORM

AMENDMENT TO LEASE # 7

In connection with a lease in effect between the parties at 400 TradeCenter, Suite 6990 and 100 TradeCenter, Suite P-650, Woburn, Massachusetts (“premises” or “leased premises”), fully executed on April 9, 2003 and currently terminating on January 30, 2015, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and AdvanDx, Inc., LESSEE, hereby agree to amend said lease, including its terms, conditions, covenants, and obligations (“terms”), as follows:

1.

LESSEE acknowledges and agrees that LESSEE has not paid to LESSOR any of the $48,000 security deposit increase provided for in Section 10 of the Consent and Waiver by and among LESSOR, LESSEE, and Square 1 Bank.  Accordingly, LESSOR is currently holding a cash security deposit in the amount of $100,000.

2.

Section 24 of Lease Extension #3 and Section 10 of said Consent and Waiver are hereby deleted and the following shall now apply.  The security deposit is hereby increased by $24,000 from $100,000 to a new total of $124,000.  LESSEE shall pay this increase upon LESSEE’S execution of this amendment.

3.

In lieu of the $124,000 cash security deposit provided for in Section 2 above and in Section 2 of the lease, LESSEE may provide to LESSOR and shall thereafter maintain throughout the entire lease term an Irrevocable Letter of Credit negotiable on sight in the amount of $124,000, provided said Letter of Credit is issued by a commercial bank acceptable to LESSOR; provides for payment to LESSOR immediately and on sight upon LESSOR’S delivery to the bank of a statement that the drawing represents amounts due to LESSOR from LESSEE under the lease or is otherwise permitted under the lease; terminates no earlier than two months after the termination of the lease; and is otherwise in a form acceptable to counsel for LESSOR.  In addition, LESSOR shall be entitled to draw on said Letter of Credit and hold the proceeds as a cash security deposit presentation of a statement that LESSOR feels insecure about the continues solvency of the issuing bank.  Either the Letter of Credit or the above-described cash security deposit increase shall be delivered to LESSOR upon LESSEE’S execution of this amendment.  If the cash security deposit is fully paid, LESSOR shall then refund it to LESSEE upon delivery to LESSOR of a Letter of Credit that fully complies with this section.  LESSEE shall pay LESSOR for all legal and administrative expenses incurred by LESSOR in connection with this Letter of Credit.

This amendment shall not bind any party in any manner whatsoever until it has been executed by all parties.  All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions.  In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this amendment to be executed this _____23______ day of _________May_____, 2013.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ADVANDX, INC.

By:	illegible signature	By:	/s/ Tucker P. Kelly
	Duly Authorized		Duly Authorized

		Print Name:	Tucker P. Kelly

		Title:	CFO

04/11

W04130215-SNH-D

CUMMINGS PROPERTIES, LLC

CONSENT AND WAIVER

Cummings Properties, LLC, (“LESSOR”), and AdvanDx, Inc., (“LESSEE”), are parties to a lease (the “LEASE”) fully executed on April 9, 2003 and currently terminating on January 30, 2015, for leased premises located at 400 TradeCenter, Suite 6990 and 100 TradeCenter, Suite P‑650, Woburn Massachusetts (the “PREMISES”).  Subject to the following provisions, and for valuable consideration, the receipt of which is hereby acknowledged, LESSOR hereby consents to the security interest granted to Square 1 Bank (a NC bank), 406 Blackwell Street, Suite 240, Durham, NC 27701, (“LENDER”) in all personal property of LESSEE pursuant to the terms of that certain separate Loan and Security Agreement between LESSEE and LENDER dated as of April 24, 2013.

1.

Except as otherwise provided herein, this Consent and Waiver shall not alter or modify any term, condition, covenant, or obligation (“terms”) of the lease.  LESSEE shall pay to LESSOR, upon LESSEE’S execution of this Consent and Waiver, $450 towards LESSOR’S expenses in connection with this Consent and Waiver, and all reasonable additional costs and expenses incurred by LESSOR in connection with the negotiation and execution of this Consent and Waiver.

2.

LENDER represents that it has been granted a security interest by LESSEE in and to all personal property of LESSEE including without limitation LESSEE’S goods, inventory, furniture and/or equipment (the “COLLATERAL”).  LESSEE similarly represents that it has granted said security interest to LENDER.

3.

Upon full execution of this Consent and Waiver and full payment of the security deposit increase set forth in Section 10 below, LESSOR agrees to subordinate its security interest in the COLLATERAL to LENDER’S security interest in the COLLATERAL.  LENDER hereby represents that it will not file and it will not require LESSOR to file any UCC-3 amendment specifically acknowledging the subordination granted by LESSOR to LENDER pursuant to the terms of this Consent and Waiver.

4.

LESSOR will use commercially reasonable efforts to give LENDER notice of any financial default by LESSEE under the lease at least 10 days prior to LESSOR’S termination of the lease.  LENDER shall not be obligated in any manner to cure any such default.  LENDER will use commercially reasonable efforts to give LESSOR written notice if LENDER intends to exercise its rights under this Consent and Waiver.

5.	[Section intentionally omitted].
6.

LESSOR agrees not to interfere with LENDER’S enforcement of its rights in and to the COLLATERAL, including the removal of same if LENDER determines it necessary to do so.  LENDER shall pay LESSOR for any and all physical damage to the premises in any way caused by LENDER’S actions in this regard.  All leasehold improvements or alterations, including, but not limited to, those items referred to in Section 27 of the lease, shall remain a part of the premises and shall not be removed at any time.

7.

If LENDER exercises its rights under its security interest, LENDER may enter the PREMISES for a period not to exceed 90 consecutive days, provided LENDER pays to LESSOR the then-current rental rate for use and occupancy of the premises and all real estate taxes, utilities, trash, and common area

ENA	LESSOR
DK	LENDER
LESSEE

W04130215-SNH-D

maintenance charges due under the LEASE calculated on a per diem basis based on a 30-day month from the date on which LENDER takes possession to the date on which the premises are completely vacated and surrendered to LESSOR in the same condition as when first used or occupied by LENDER.

8.

LENDER also agrees to indemnify and hold LESSOR harmless from any and all liability, damages, and claims in any way caused by, occurring during, or arising out of LENDER’S enforcement of its rights in connection with its security interest, except for claims directly resulting from LESSOR’S negligence or willful misconduct.

9.	[Section intentionally omitted].
10.	The security deposit is hereby increased by $48,000 from $100,000 to a new total of $148,000. LESSEE shall pay this increase upon LESSEE’S execution of this Consent and Waiver.
11.

This Consent and Waiver shall inure to the benefit of LESSOR, LESSEE, and LENDER, respectively, their successors and assigns, and shall be binding upon LESSOR, LESSEE, and LENDER, respectively, and their successors and assigns.

12.

Except as provided in Section 1 above, if any party has employed an attorney, accountant, real estate broker, tenant representative, or other third party on its behalf in connection with this Consent and Waiver and/or any future extension, renewal, or expansion of the lease, then payment of any and all fees or commissions shall be the sole responsibility of the party engaging any such third party.  LESSEE, LENDER, and LESSOR agree that the party who so engages any such third party shall indemnify the others against any and all claims for any and all such fees or commissions.

13.

All terms herein that are applicable to matters other than LENDER’S security interest, right of entry and/or notice shall survive as between LESSOR and LESSEE after termination of said security interest.

14.

This Consent and Waiver may be executed in one or more counterparts, each of which shall constitute an original, and when the respective signature pages are attached together, shall constitute one Instrument.

15.

Notices required by this Consent and Waiver shall be in writing by prepaid certified or registered mail, return receipt requested, or by recognized overnight courier service with a receipt therefore, to the following address: if to LENDER: Square 1 Bank, 406 Blackwell Street, Suite 240, Durham, NC 27701, Attn: Loan Operations Manager, with a copy to Square 1 Bank, 890 Winter Street, Suite 110, Waltham, MA 02451, Attn: Phil Gager, and if to LESSOR: Cummings Properties, LLC, 200 West Cummings Park, Woburn, MA 01801.

ENA	LESSOR
DK	LENDER
LESSEE

This Consent and Waiver shall not bind any party in any manner whatsoever until it has been executed by all parties.  To the extent any inconsistency exists between this Consent and Waiver and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions.  In witness whereof, LESSOR, LESSEE, and LENDER, intending to be legally bound, have caused this Consent and Waiver to be executed this ____1st___ day of ________May______, 2013.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ADVANDX, INC.

By:	illegible signature	By:	/s/ Tucker P. Kelly
	Duly Authorized		Duly Authorized

		Print Name:	Tucker P. Kelly

		Title:	CFO

LENDER: SQUARE 1 BANK

		By:	/s/ David B. Kho
Duly Authorized

		Print Name:	David B. Kho

		Title:	AVP

CUMMINGS PROPERTIES, LLC
STANDARD FORM

W11140715-MAB-B

LEASE EXTENSION #4

In connection with a lease in effect between the parties at 400 TradeCenter. Suite 6990 and 100 TradeCenter, Suite P-650, Woburn, Massachusetts (“premises” or “leased premises”), fully executed on April 9, 2003 and currently terminating on January 30, 2015, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and AdvanDx. Inc., LESSEE, hereby agree to amend said lease, including its terms, conditions, covenants, and obligations (“terms”), as follows:

1.	The lease is hereby extended for an additional term of one year ending at noon on January 30, 2016.
2.	Effective February 1, 2015, base rent shall be changed to four hundred forty thousand five hundred sixty five (440,565) dollars per year or $36,713.75 per month.
3.

Effective February 1, 2015, the base month from which to determine the amount of each annual increase in the “Cost of Living” shall be November 2014, which figure shall be compared with the figure for November 2015, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year.

4.	Sections 19, 20, and 21 of Lease Extension #3 are hereby deleted and of no further force or effect.
5.

In the event that any hazardous material and/or hazardous waste remains in the premises after the termination of the lease or, if applicable, the date LESSEE otherwise vacates the premises, including but not limited to relocating to a new premises pursuant to an amendment to the lease, or in the event that any manifest(s) need to be prepared for the delivery, transport, removal, and/or disposal of any hazardous material and/or hazardous waste to or from the premises (e.g., EPA Form 8700-22) and LESSEE’S authorized representative is unavailable for any reason, LESSEE hereby authorizes LESSOR to execute any and all manifests and related documents necessary to properly effectuate such delivery, transport, removal, and/or disposal on LESSEE’S behalf and at LESSEE’S sole expense using LESSEE’S Hazardous Waste Generator Identification Number. The premises shall be deemed occupied by LESSEE in accordance with Sections 22 and 27 of the lease unless and until LESSEE has provided, to LESSOR’S satisfaction and/or the satisfaction of LESSOR’S CIH, the required CIH certification and all applicable decommissioning statements, all in accordance with the terms of the Paragraphs M, O, and P of the Rider to Lease.

6.

Notwithstanding anything to the contrary in the lease, LESSOR agrees to pay a brokerage commission, currently estimated to be $12,770, on LESSEE’S behalf to Cushman & Wakefield of Massachusetts, Inc. on account of this extension (only). LESSEE represents and warrants that this amount is the total commission to be paid on account of this extension.

7.

Upon full execution of this extension, the $19,658 restoration charge for non-standard carpet as set forth in that certain January 4, 2010 Additional Work Authorization shall be satisfied in full and no longer due from LESSEE to LESSOR.

8.

In the event that, on or before 5:00 PM on January 1, 2016, LESSEE and LESSOR fully execute a mutually agreed upon lease extension for a minimum of five years commencing on or before February 1, 2016 and for a minimum of 12,770 square feet, LESSOR will credit up to $127,700 toward rent under the lease extension. This credit shall be applied in equal monthly installments of up to $2,128.33 towards LESSEE’S then-current monthly rent due from February 1, 2016 through January 30, 2021 (only), provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of the lease.

This extension shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this extension and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this extension to be executed this _________19th________ day of _________December________________, 2014.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ADVANDX, INC.

By:	illegible signature	By:	/s/ Donald B. Hawthorne
	Duly Authorized		Duly Authorized

		Print Name:	Donald B. Hawthorne

		Title:	President and CEO

04/11

CUMMINGS PROPERTIES, LLC
STANDARD FORM

W10150579-MAB-B

LEASE EXTENSION # 5

In connection with a lease in effect between Cummings Properties, LLC, LESSOR, and AdvanDx, Inc., LESSEE, at 400 TradeCenter, Suite 6990 and 100 TradeCenter, Suite P-650, Woburn, Massachusetts (“premises” or “leased premises”), fully executed on April 9, 2003 and currently scheduled to terminate on January 30, 2016, and in consideration of the mutual benefits to be derived herefrom, the parties hereby agree to amend said lease, including its terms, conditions, covenants, and obligations (“terms”), as follows:

1.

The lease is hereby extended for an additional term of one year and is now currently scheduled to terminate at noon on January 30, 2017, unless otherwise terminated or extended as provided in the lease, as amended.

2.	Effective February 1, 2016, base rent shall be changed to five hundred four thousand four hundred fourteen (504,414) dollars per year or $42,034.50 per month.
3.

Effective February 1, 2016, the base month from which to determine the amount of each annual increase in the “Cost of Living” shall be November 2015, which figure shall be compared with the figure for November 2016, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year.

4.

If the lease terminates pursuant to Section 20 of the lease, LESSEE acknowledges and agrees that the lease may, at LESSOR’S election, be reinstated by LESSOR with or without notice to LESSEE, and LESSOR may require one or more conditions prior to reinstatement.

5.

LESSEE shall deliver to LESSOR a copy of the policy of insurance to be maintained by LESSEE throughout the term of the lease, together with the declarations page and all applicable riders and endorsements, showing that such insurance is in force, and thereafter will deliver, prior to the expiration of any such policy, notice of renewal of same. In the event any such policy or coverage changes, a copy of the policy, together with the declarations page and all applicable riders and endorsements, shall be delivered to LESSOR within 10 days of such change.

6.

Section 8 of Lease Extension #4 is hereby deleted and of no further force or effect and the following shall now apply. In the event that, on or before 5:00 PM on December 30, 2016, LESSEE and LESSOR fully execute a mutually agreed upon lease extension further extending the term of the lease for a minimum of five years commencing on February 1, 2017 and for a minimum of 12,770 square feet, LESSOR will credit up to $127,700 towards monthly rent due during said extended term of the lease. This credit shall be applied in equal monthly installments of up to $2,128.33 towards LESSEE’S then-current monthly rent due from February 1, 2017 through January 30, 2022 (only), provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of the lease.

This extension shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this extension and the lease, including any prior amendments and extensions, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this extension to be executed this ______24____ day of _December___________, 2015.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ADVANDX, INC.

By:	illegible signature	By:	/s/ Evan Jones
	Duly Authorized		Duly Authorized

		Print Name:	Evan Jones

		Title:	Chairman and CEO

04/15

W08160471-MAB-B

CUMMINGS PROPERTIES, LLC
STANDARD FORM

LEASE EXTENSION # 6

In connection with a lease in effect between Cummings Properties. LLC, LESSOR. And AdvanDx, Inc. ,LESSEE, at 400 TradeCenter, Suite 6990 and 100 TradeCenter, Suite P-650,   Woburn  .  Massachusetts (“premises” or “leased premises”), fully executed on April 9, 2003 and currently scheduled to terminate on January 30, 2017  , and in consideration of the mutual benefits to be derived herefrom, the parties hereby agree to amend said lease, including its terms, conditions, covenants, and obligations (“terms”), as follows:

1.

The lease is hereby extended for an additional term of five years and is now currently scheduled to terminate at noon on January 30, 2022, unless otherwise terminated or extended as provided in the lease, as amended.

2.	Effective February 1, 2018, base rent shall be changed to four hundred fifty three thousand three hundred nine (453,309.00) dollars per year or $37,775.75 per month.
3.

Effective February 1, 2017, the base month from which to determine the amount of each annual increase in the “Cost of Living” shall be November 2016, which figure shall be compared with the figure for November 2017, and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year.

4.

Notwithstanding monthly rent as provided in Sections 2 and 3 above, in satisfaction of Section 6 of Lease Extension #5.  LESSEE may deduct $2,128.33 per month from each monthly rental payment due from February l, 2017 through January 30, 2022 (only), provided LESSEE is not then in arrears of any rent or invoice payment or otherwise in default of the lease.

5.

Notwithstanding anything to the contrary in the lease.  LESSOR agrees to pay a brokerage commission to EDGE Commercial Real Estate (“EDGE”) on account of this extension (only) in accordance with a separate agreement between LESSOR and EDGE (the “Commission”).  LESSEE represents and warrants to LESSOR that (i) the Commission is the only commission to be paid to EDGE on account of this extension; and (ii) LESSEE has dealt with no broker, tenant representative, or third person with respect to this extension except EDGE.

6.

Paragraph M of the Rider to Lease is hereby deleted and of no further force or effect and the following shall now apply.  On or before the termination of the lease or, if applicable, the date LESSEE otherwise vacates the premises, including but not limited to relocating to a new premises pursuant to an amendment to the lease (in either case, the “Vacate Date”), LESSEE shall, at its sole expense, have the entire premises, including all extensions thereof (e.g., shafts, ducts, etc.) used in any way by LESSEE, cleaned, sanitized, and tested, and shall provide LESSOR with a written certification from a licensed, independent, and certified industrial hygienist (“CIH”) stating that as of the Vacate Date, the entire premises have been cleaned, sanitized, and tested and are free from all harmful chemical, biological, radioactive, and other contamination arising out of LESSEE’s tenancy, that there are no restrictions on future use or occupation by others, including any demolition, modification, and/or disposal of any materials as non-hazardous waste, and that the indoor air quality at the premises is satisfactory.  Said cleaning, testing, and certification shall be completed in accordance with all CIH professional standards and all applicable laws and shall include, but not be limited to, all cabinetry, countertops, walls, ceilings, floors, casework, and all other surfaces, all mechanical and HVAC equipment ductwork, diffusers, return air grilles, filters, makeup air units, exhaust fans, hoods, plumbing lines and fixtures, drains, septic systems (if any), and all acid neutralization, pH adjustment, and other wastewater treatment tanks, piping, and equipment.  If LESSEE used, stored, and/or disposed of any radioactive materials at, in, on, or near the premises.  LESSEE shall provide LESSOR with a written statement from all applicable governmental authorities that the premises have been fully decommissioned in accordance with all applicable laws on or before the Vacate Date.

7.

The phrase “Paragraphs M, O, and P of the Rider to Lease” in Section 5 of Lease Extension #4 is hereby deleted and replaced with the phrase “Section 6 of Lease Extension #6 and Paragraphs O and P of the Rider to Lease.”

This extension shall not bind any party in any manner whatsoever until it has been executed by all parties.  All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this extension and the lease, including any prior amendments and extensions, the terms herein shall control and supersede any earlier provisions.  In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this extension to be executed this          14th           day of         October        . 2016.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ADVANDX, INC.

By:	illegible signature	By:	/s/ Timothy C. Dec
	Duly authorized		Duly authorized

		Print name:	Timothy C. Dec
		Title:	CFO